Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Current Report on Form 8-K to which this pro forma financial information is being attached (the “Form 8-K”). Unless the context otherwise requires, the “Company” refers to Ranpak Holdings Corp. (formerly known as One Madison Corporation) and its subsidiaries (including, from and after the closing, Rack Holdings Inc. and its subsidiaries).

Introduction

The following unaudited pro forma condensed combined financial statements of the Company present the combination of the financial information of One Madison Corporation (“One Madison”) and Rack Holdings, Inc. (“Rack Holdings”) adjusted to give effect to the business combination, equity financing, warrant exchange, and debt financing. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The Company was a blank check company incorporated on July 13, 2017 as a Cayman Islands exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. As of March 31, 2019, there was approximately $306,893,588 held in the trust account. One Madison obtained a commitment for debt financing pursuant to a debt commitment letter dated as of December 12, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time), pursuant to which Goldman Sachs Lending Partners LLC and certain affiliated investment entities thereof committed to provide senior secured credit facilities subject to the conditions set forth in the debt commitment letter. The aggregate commitment consisted of a $289,175,000 dollar-denominated first lien term facility and a €140,000,000 euro-denominated first lien term facility (with the ability to reduce the dollar-denominated first lien term facility and correspondingly increase the euro-denominated first lien term facility in an amount of up to €60,000,000), a $45,000,000 revolving facility (with the ability to bring in additional revolving lenders to provide up to $30,000,000 additional commitments under the revolving facility), a $100,000,000 million first lien contingency term facility and a $100,000,000 second lien contingency term facility. Additionally, One Madison entered into a warrant exchange agreement with certain of the anchor investors, pursuant to which 7,429,256 private placement warrants (out of 8,000,000 outstanding private placement warrants) were deemed automatically cancelled in full and, in consideration therefor, One Madison issued an aggregate 742,926 Class A ordinary shares or Class C ordinary shares (at the election of the holder) on a private placement basis based upon an exchange ratio of 10 private placement warrants for one Class A ordinary share or Class C ordinary share, as applicable.

Rack Holdings, a Delaware corporation, is the owner of all of the issued and outstanding equity interests of Ranpak. Ranpak is the global leader in fiber-based, environmentally sustainable protective packaging solutions that safeguard products in commerce and industrial supply chains. Ranpak utilizes a systems-based business model to drive recurring revenue through an installed platform of over 97,000 machines. Through this platform, Ranpak sells value-added consumables to end-users via a network of exclusive distributor relationships, delivering services to approximately 31,000 diversified end-users in over 50 countries.

Ranpak offers customers the opportunity to experience complete in the box packaging solutions to fit their industry. This is done through a variety of application types dependent upon the customer’s needs.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2019 assumes that the business combination, equity financing, warrant exchange, and debt financing occurred on March 31, 2019. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2019 and year ended December 31, 2018 presents pro forma effect to the business combination, equity financing, warrant exchange, and debt financing as if they had been completed on January 1, 2018.

The pro forma combined financial statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with the Company’s and Rack Holding’s unaudited and audited financial statements and related notes, the sections titled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated by reference, and “Rack Holdings Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the Form 8-K.

The business combination is accounted for under the scope of Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Pursuant to ASC 805, One Madison has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	One Madison has transferred cash via the use of funds in their trust account and proceeds from equity issuances, and has incurred liabilities to execute the business combination;

●	One Madison’s existing board of directors is remaining in place as the board of directors of the combined company until the first shareholder vote post acquisition. Furthermore, One Madison’s Chief Executive Officer will be the Executive Chairman of the board of directors of the combined company. There are also no special voting rights conveyed in the business combination;

●	One Madison’s current CEO will lead the executive team and provide oversight to the Rack Holding’s management team as they continue in their current roles; and

●	One Madison was the entity that initiated the business combination.

The preponderance of the evidence discussed above supports the conclusion that One Madison is the accounting acquirer in the business combination. Rack Holdings constitutes a business in accordance with ASC 805 and the business combination constitutes a change in control. Accordingly, the business combination will be accounted for using the acquisition method.

Description of the business combination

At the closing of the business combination, One Madison paid $950,000,000 in cash in consideration for the acquisition of Rack Holdings. This amount was:

(i)	adjusted by the difference between the net working capital of Rack Holdings and its subsidiaries as of Closing as measured against normalized level of working capital of $22,000,000;

(ii)	increased by the amount of cash of Rack Holdings and its subsidiaries as of Closing; and

(iii)	reduced by the amount of debt and unpaid transaction expenses of Rack Holdings and its subsidiaries as of Closing.

The purchase price paid at Closing was based on an estimate of the amount of the foregoing adjustments and will be subject to a customary post-Closing true-up.

Financing for the Business Combination and for related transaction expenses consisted of:

(i)	$300,000,000 of proceeds from One Madison’s IPO on deposit in the trust account (plus any interest income accrued thereon since the IPO), net of redemptions of One Madison’s ordinary shares in connection with the shareholder vote;

(ii)	$150,000,000 of proceeds from the forward purchase agreements entered into in connection with the IPO;

(iii)	$162,000,000 of proceeds from subscription agreements entered into in connection with the business combination; and

(iv)	$378,175,000 of proceeds from dollar-denominated senior secured term loan credit facilities and €140,00,000 of proceeds from a euro-denominated senior secured term loan credit facility, in each case provided by Goldman Sachs Merchant Banking.

The acquisition of Rack Holdings involves One Madison directly purchasing 100% of the outstanding shares of Rack Holdings. The following represents the aggregate consideration:

(in thousands)	Amount
Cash held in trust account	$149,161
Forward Purchase Agreements	150,000
Subscription Agreements	162,000
Proceeds from debt financing (1)	488,839
Total estimated closing cash consideration	950,000
Adjustments
Working capital adjustment (2)	$6,728
Ending Cash on B/S	23,239
Total adjusted consideration (4)	979,967
Unpaid debt and transaction costs (3)	(504,804)
Total cash to seller (4)	$475,163

(1)	The aggregate principal amount of the senior secured credit facilities used to fund the Business Combination consisted of a $ 378,175,000 dollar-denominated first lien term facility and a €140,000,000 euro-denominated first lien term facility.

(2)	The purchase price indicated is based on an estimate of the working capital adjustment amount, and will be subject to a customary post-closing true-up based on working capital as of closing.

(3)	A portion of the total adjusted consideration was utilized to settle unpaid debt and unpaid transaction costs. Amounts utilized to settle the unpaid debt and unpaid transaction costs further reduced the amount of cash received by the seller.

(4)	Total adjusted consideration and closing cash are based on the pro forma balance sheet as of 3/31/2019. Actual adjusted consideration and closing cash as of the closing date were $962,880,000 and $457,422,000, respectively.

The following summarizes the pro forma common stock shares outstanding:

	Shares	%
Class A Shares held by current SPAC shareholders	14,581,346	27%
Class A shares exchaged for Founders Shares	6,663,953	12%
Class A Shares issued for Forward Purchase Agreements	13,025,000	24%
Class A Shares issued for Subscription Agreements	12,429,282	23%
Class A Shares issued in exchange of Private Placement Warrants	658,051	1%
Class C Shares issued in exchange of Private Placement Warrants	84,875	0%
Class C Shares issued for Forward Purchase Agreement and Subscription Agreements	6,426,418	12%
Closing merger shares	53,868,925

The following unaudited pro forma condensed combined balance sheet as of March 31, 2019 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2019 and year ended December 31, 2018 are based on the historical financial statements of One Madison and Rack Holdings. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

	As of March 31, 2019							As of March 31, 2019
	ONE MADISON (Historical)	RACK HOLDINGS (Historical)	Combined	Purchase Accounting Adjustments		Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
ASSETS
Cash and cash equivalents	$1,965	$23,239	$25,204	$(979,967	)(A)	$306,894	(D)	$3,855
				-		539,000	(E)
				-		312,000	(F)
						(41,543	)(G)
						(157,733	)(J)
Accounts receivable	-	28,729	28,729	-		-		28,729
Inventories	-	12,296	12,296	-		-		12,296
Other receivable	-	3,163	3,163	-		-		3,163
Prepaid expense and other current assets	82	2,388	2,470	-		-		2,470
Total current assets	2,047	69,815	71,862	(979,967)		958,618		50,513
Cash held in Escrow Account	1,004		1,004			(665	)(G)	339
Cash and marketable securities held in Trust Account	306,894	-	306,894	-		(306,894	)(D)	-
Property, plant and equipment	-	72,683	72,683	20,217	(C)	-		92,900
Other noncurrent assets	-	2,095	2,095	-		2,108	(G)	4,203
Goodwill	-	353,631	353,631	475,163	(A)	-		425,271
				(183,025	)(B)
				(220,498	)(C)

Intangible assets, net	-	281,618	281,618	269,382	(C)	-		551,000
Total assets	$309,945	$779,842	$1,089,787	$(618,728)		$653,167		$1,124,226

LIABILITIES AND EQUITY
Accounts payable	$7,925	$8,981	$16,906	$-		$(7,925	)(G)	$8,981
Accrued expenses	-	11,684	11,684	(3,178	)(A)	-		8,506
Promissory note - working capital	4,000		4,000			(4,000	)(G)	-
Current portion of loans and borrowings	-	4,387	4,387	(4,387	)(A)	-		-
Capital lease obligation, current	-	-	-	-		-		-
Derivative liability	-	-	-			-		-
Deferred machine fee revenue	-	2,573	2,573			-		2,573
Income taxes payable	-	-	-			-		-
Total current liabilities	11,925	27,625	39,550	(7,565)		(11,925)		20,060
Deferred legal fees	800		800			(800	)(G)	-
Deferred underwriting fees	10,500	-	10,500	-		(10,500	)(G)	-
Loans and borrowings	-	490,729	490,729	(490,729	)(A)	539,000	(E)	530,832
						(8,168	)(G)
Other liabilities	-	3,671	3,671	-		-		3,671
Capital lease obligation	-	-	-	-		-		-
Long-term income taxes payable	-	-	-	-		-		-
Deferred tax liabilities	-	68,282	68,282	69,101	(C)	-		137,383
Total liabilities	23,225	590,307	613,532	(429,193)		507,607		691,946

Commitments
Ordinary shares subject to possible redemption	281,719	-	281,719	-		(281,719	)(H)	-

Equity
Class A Ordinary shares, $0.0001 par; 200,000,000 authorized; 1,228,909 (excluding 28,771,091 shares subject to possible redemption)	-	-	-	-		3	(H)	5
						1	(I)
						3	(F)
						(2	)(J)
Class B ordinary shares, $0.0001 par value, 25,000,000 shares authorized, 11,250,000 shares issued and outstanding (1)	1	-	1	-		(1	)(I)	-
Class C ordinary shares, $0.0001 par value, 200,000,000 shares authorized, none issued and outstanding						1	(F)	1
Additional paid in capital	8,098	291,365	299,463	(291,365	)(B)	281,716	(H)	444,079
						311,996	(F)
						(157,731	)(J)
Accumulated deficit	(3,098)	(73,314)	(76,412)	(6,510	)(A)	(8,707	)(G)	(11,805)
				79,824	(B)
Treasury stock (5 shares at both December 31, 2018 and 2017)		(1,550)	(1,550)	1,550	(B)	-		-
Accumulated other comprehensive (loss) income	-	(26,966)	(26,966)	26,966	(B)	-		-
Total shareholders’ equity	5,001	189,535	194,536	(189,535)		427,279		432,280
Noncontrolling interests	-	-	-	-		-		-
Total equity	5,001	189,535	194,536	(189,535)		427,279		432,280
TOTAL LIABILITIES AND EQUITY	$309,945	$779,842	$1,089,787	$(618,728)		$653,167		$1,124,226

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2019

(in thousands, except share and per share data)

	For the quarter ended March 31, 2019							For the quarter ended March 31, 2019
	ONE MADISON (Historical)	RACK HOLDINGS (Historical)	Combined	Purchase Accounting Adjustments		Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except share and per share data)
Revenues	$-	$66,083	$66,083	$-		$-		$66,083
Cost of services	-	37,939	37,939	1,034	(AA)	-		38,973
Gross profit	-	28,144	28,144	(1,034)		-		27,110
Depreciation and amortization expense	-	10,664	10,664	655	(AA)	-		11,319
Selling, general and administrative	6,256	14,261	20,517	-		(6,848	)(BB)	13,393
						(276	)(EE)
Other operating expense (income), net	-	1,017	1,017	-		-		1,017
Total operating costs and expenses	6,256	25,942	32,198	655		(7,124)		25,729
Operating (loss) income	(6,256)	2,202	(4,054)	(1,689)		7,124		1,381
Foreign currency loss (gain)	-	(1,922)	(1,922)	-		-		(1,922)
Interest (income) expense	(1,779)	8,101	6,322	-		458	(CC)	8,559
		-		-		1,779	(DD)
Income (loss) before income taxes	(4,477)	(3,977)	(8,454)	(1,689)		4,887		(5,256)
Provision for income taxes (benefit)	-	(606)	(606)	(421	)(FF)	1,218	(FF)	191
Net (loss) income	(4,477)	(3,371)	(7,848)	(1,268)		3,669		(5,447)

Two Class Method:

Weighted average number of Class A ordinary shares outstanding, basic and diluted	30,000,000							47,357,632

Net income per ordinary share, Class A-basic and diluted	0.06							$(0.10)

Weighted average number of Class b ordinary shares outstanding, basic and diluted	9,000,000

Net income per ordinary share, Class b-basic and diluted	(0.70)

Weighted average number of Class C ordinary shares outstanding, basic and diluted								6,511,293

Net loss per ordinary share, Class C - basic and diluted								$(0.10)

Weighted average shares outstanding – basic and diluted		995

Net earnings per share – basic and diluted		(3,388)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018

(in thousands, except share and per share data)

	For the Year Ended December 31, 2018							For the Year Ended December 31, 2018
	ONE MADISON (Historical)	RACK HOLDINGS (Historical)	Combined	Purchase Accounting Adjustments		Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except share and per share data)
Revenues	$-	$267,860	$267,860	$-		$-		$267,860
Cost of services	-	153,336	153,336	4,852	(AA)	-		158,188
Gross profit	-	114,524	114,524	(4,852)		-		109,672
Depreciation and amortization expense	-	43,204	43,204	1,987	(AA)	-		45,191
Selling, general and administrative	3,732	56,453	60,185	-		(6,728	)(BB)	52,341
						(1,116	)(EE)
Other operating expense (income), net	-	3,886	3,886	-		-		3,886
Total operating costs and expenses	3,732	103,543	107,275	1,987		(7,844)		101,418
Operating (loss) income	(3,732)	10,981	7,249	(6,839)		7,844		8,254
Foreign currency loss (gain)	-	(4,235)	(4,235)	-		-		(4,235)
Interest (income) expense	(5,118)	30,945	25,827	-		3,820	(CC)	34,765
		-		-		5,118	(DD)
Income (loss) before income taxes	1,386	(15,729)	(14,343)	(6,839)		(1,094)		(22,276)
Provision for income taxes (benefit)	-	(7,074)	(7,074)	(1,704	)(FF)	(273	)(FF)	(9,051)
Net (loss) income	1,386	(8,655)	(7,269)	(5,135)		(821)		(13,225)

Two Class Method:

Weighted average number of Class A ordinary shares outstanding, basic and diluted	30,000,000							47,357,632

Net income per ordinary share, Class A-basic and diluted	0.17							(0.25)

Weighted average number of Class b ordinary shares outstanding, basic and diluted	9,000,000

Net income per ordinary share, Class b-basic and diluted	(0.41)

Weighted average number of Class C ordinary shares outstanding, basic and diluted								6,511,293

Net loss per ordinary share, Class C - basic and diluted								(0.25)

Weighted average shares outstanding – basic and diluted		995

Net earnings per share – basic and diluted		(8,698)

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with ASC 805, with One Madison as the accounting acquirer, using the fair value concepts defined in the Financial Accounting Standards Board’s ASC Topic 820, Fair Value Measurement, and based on the historical financial statements of One Madison and Rack Holdings.

The unaudited pro forma condensed combined balance sheet as of March 31, 2019 assumes that the business combination, equity financing, warrant exchange, and debt financing occurred on March 31, 2019. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2019 and year ended December 31, 2018 present pro forma effect to the business combination, equity financing, warrant exchange, and debt financing as if they had been completed on January 1, 2018. These periods are presented on the basis of One Madison being the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of March 31, 2019 has been prepared using, and should be read in conjunction with, the following:

●	One Madison’s unaudited condensed consolidated balance sheet as of March 31, 2019 and the related notes for the three months ended March 31, 2019, which is incorporated by reference herein; and

●	Rack Holdings’ unaudited condensed consolidated balance sheet as of March 31, 2019 and the related notes for the three months ended March 31, 2019, included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2019 has been prepared using, and should be read in conjunction with, the following:

●	One Madison’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2019 and the related notes, which are incorporated by reference herein; and

●	Rack Holdings’ unaudited condensed consolidated statement of operations for the three months ended March 31, 2019 and the related notes, included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 has been prepared using, and should be read in conjunction with, the following:

●	One Madison’s audited condensed consolidated statement of operations for the year ended December 31, 2018 and the related notes, which are incorporated by reference herein; and

●	Rack Holdings’ audited condensed consolidated statement of operations for the year ended December 31, 2018 and the related notes, which are incorporated by reference herein.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the business combination.

The pro forma adjustments reflecting the consummation of the business combination, equity financing, warrant exchange, and debt financing are based on certain currently available information and certain assumptions and methodologies that One Madison believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of One Madison and Rack Holdings.

2. Accounting Policies

Management is in process of performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the business combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the business combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. One Madison and Rack Holdings have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of One Madison’s shares outstanding, assuming the business combination occurred on January 1, 2018.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2019 are as follows:

(A)	Reflects the total consideration of $950,000,000 of cash, adjusted for the working capital adjustment and cash acquired as of closing. Of the total consideration amount, $504,804,000 was utilized to extinguish debt and settle unpaid transaction costs of Rack Holdings as of closing. The residual amount of consideration allocated to Goodwill was calculated as follows:

(in thousands)	Amount
Total Consideration	$979,967

Cash and cash equivalents	23,239
Accounts receivable	28,729
Inventories	12,296
Other receivable	3,163
Prepaid expenses	2,388
Property, plant and equipment	92,900
Other assets	2,095
Intangible assets	551,000
Total identifiable assets acquired	715,810
Accounts payable	8,981
Accrued expenses	8,506
Capital lease obligation, current	-
Deferred machine fee revenue	2,573
Other liabilities	3,671
Deferred tax liabilities	137,383
Capital lease obligation	-
Net identifiable liabilities acquired	161,114
Goodwill	$425,271

(B)	Represents the elimination of Rack Holdings’ historical equity.

(C)	Represents the adjustments to property, plant, an equipment, and intangible assets to reflect the preliminary fair market value, as well as the related increase in deferred tax liabilities. Adjustments to property, plant, an equipment, and intangible assets were calculated as follows:

	Preliminary	Remaining
(in thousands)	Fair Value	Useful Lives
Trade Names/Trademarks	$80,000	N/A
Patented/Unpatented Technology	168,000	13 Years
Customer/Distributor Relationships	303,000	10 Years
Total Preliminary Fair Value	551,000
Carrying Value as of 3/31/2019	281,618
Adjustment amount	$269,382

Machinery and Equipment	$83,000	3 Years
Buildings and Improvements	6,000	15 Years
Land	3,900	N/A
Total Preliminary Fair Value	92,900
Carrying Value as of 3/31/2019	72,683
Adjustment amount	$20,217

The preliminary fair values for the trade names/trademarks, and patented/unpatented technology were determined using the Relief-from-Royalty Method, which is a combination of an income approach and market approach. The preliminary fair value for customer/distributor relationships was determined using the Multi-Period Excess Earnings Method, which is an income-based approach.

The preliminary fair value for land was determined using Sales Comparison and cost approaches, depending on location. The preliminary fair value for machinery and equipment, and buildings and improvements were determined using a cost approach, considering physical deterioration when determining current reproduction costs.

The preliminary estimates of remaining useful lives for the intangible assets and property, plant, and equipment were determined by assessing the period of economic benefit of the asset.

These preliminary estimates of fair value and estimated useful lives may differ from final amounts One Madison will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial information, including increases or decreases to the expected depreciation and amortization expense.

(D)	Reflects the reclassification of $306,893,588 of cash and marketable securities held in the One Madison trust account that becomes available to fund the business combination.

(E)	Reflects cash proceeds received from the First Lien Term Facility.

(F)	Reflects issuance of Class A and Class C shares related to the Forward Purchase Agreements and Subscription Agreements.

(G)	Reflects the payment of transaction costs and the repayment of the working capital promissory note issued by One Madison. Proceeds from the working capital promissory note were intended to be used for the payment of working capital expenses, including transaction related costs.

Classification of transaction costs was as follows:

(in thousands)	Amount
Deferred financing costs	$10,500
Deferred legal fees	800
Transaction costs	8,707
Payment of accrued transaction costs	7,925
Debt issuance costs
Presented as reduction to debt	8,168
Presented as asset	2,108
Repayment of working capital loan	4,000
Total	$42,208

(H)	Reflects reclassification of common stock subject to possible redemption to permanent equity

(I)	Reflects the conversion of Class B common stock to Class A common stock. In connection with the domestication and subsequently, in connection with the closing, Class B common stock is expected convert into shares of Class A common stock, or at the election of the holder, into shares of Class C common stock.

(J)	Reflects redemption of 15,418,654 One Madison public shares for approximately $157,733,000 at a redemption price of $10.23 per share based on a pro forma redemption date of 3/31/2019. The redemption price was $10.265 per share, resulting in a total redemption amount of $158,273,000 as of the actual redemption date.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2019 and year ended December 31, 2018 are as follows:

(AA)	Reflects the incremental depreciation and amortization expense recorded as a result of PP&E and intangible assets acquired in the business combination.

(BB)	Reflects elimination of transaction related costs incurred.

(CC)	Reflects the elimination of interest expense on the historical debt that is settled, and additional interest expense as a result of the debt financing, which was calculated based on the following terms:

(in thousands)	First Lien Term	First Lien ContingencyTerm
Amount utilized	$450,000	$89,000
Stated Rate (1)	6.24%	6.24%
Term	7 Years	7 Years
Effective Rate	6.41%	6.43%

(1)	The first lien term facility and revolving facility shall, at the Borrower’s option, bear interest at either (1) an adjusted eurocurrency rate or (2) a base rate, in each case plus an applicable margin. The applicable margin is 4.00% with respect to eurocurency borrowings and 3.00% with respect to base rate borrowings (in each case, assuming a first lien net leverage ratio of greater than or equal to 5.00:1.00), subject to a leverage-based stepdown. The stated interest rate noted above is based on 1 month LIBOR rates as of 3/31/2019 (2.49%); the stated interest rate does not reflect EURIBOR rates. An increase or decrease in the LIBOR rates of 0.125% would result in a change in interest expense of approximately $164,000 and $665,000 for the three months ended March 31, 2019 and year ended December 31, 2018, respectively.

(DD)	Reflects elimination of interest income on the trust account.

(EE)	Reflects elimination of management fees incurred during the three months ended Mach 31, 2019 and year ended December 31, 2018 that is not expected to be incurred subsequent to the close of the business combination.

(FF)	Reflects income tax effect of pro forma adjustments using a blended statutory tax rate of 24.9%.

4. Earnings per Share

Represents the net earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the business combination, assuming the shares were outstanding since January 1, 2018. As the business combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the business combination have been outstanding for the entire periods presented.

	Quarter Ended March 31, 2019	Year Ended December 31, 2018
Pro forma net income	$(5,447)	$(13,225)
Basic weighted average shares outstanding
Class A	47,357,632	47,357,632
Class C	6,511,293	6,511,293
Net loss per share Class A - Basic and Diluted (1)	$(0.10)	$(0.25)
Net loss per share Class C - Basic and Diluted (1)	$(0.10)	$(0.25)

(1)	For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants are exchanged Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted earnings per share